Exhibit 99.1


[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

CONTACT:
THE MANAGEMENT NETWORK GROUP, INC.  OR      BRAINERD COMMUNICATORS
Regina Whitley                              Brian Schaffer (Investors)
regina.whitley@tmng.com                     schaffer@braincomm.com
800.876.5329 x340                           Ray Yeung (Media)
                                            yeung@braincomm.com
                                            212.986.6667



                     TMNG REPORTS 2005 FIRST QUARTER RESULTS

OVERLAND PARK, KS - MAY 5, 2005 - The Management  Network Group,  Inc.  (Nasdaq:
TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2005 first quarter ended April 2, 2005.

Revenue of $7.1 million in the first quarter of 2005 rose by 22.4%, compared with revenue of $5.8 million in the first quarter of 2004. On a sequential basis revenue increased 14.5%, compared with revenue of $6.2 million reported in the fourth quarter of 2004. During the quarter, gross margin improved to 51.5%, compared with 48.7% in the first quarter of 2004 and 47.2% in the fourth quarter of 2004.

TMNG reported a net loss of $608,000, or $0.02 per diluted share for the first quarter of 2005, compared with a net loss of $4.3 million, or $0.12 per diluted share in last year's first quarter. The first quarter of 2004 included a net loss from discontinued operations of $2.3 million, or $0.06 per diluted share. Loss from continuing operations during the first quarter of 2004 was $2.0 million or $0.06 per diluted share.

The company ended the first quarter with a strong cash and short-term investments position of $51.3 million, virtually no long-term debt, stockholders' equity of $66.5 million, and working capital of approximately $54.7 million.

"Our first quarter results reflect the continued momentum that we have been gaining since the second half of 2004. We see that positive traction continuing into the next quarter," said Rich Nespola, TMNG Chairman and CEO. "Our company continues to transform itself to address a new emerging communications marketplace that is being propelled by wireless and internet protocol technologies. With our extensive wireless and IP expertise, and our strategic ability to help clients define where the market is moving, TMNG is well positioned to make further inroads in this expanding and important market segment. Our pipeline and bookings continue to strengthen, and we remain focused on generating increasing revenue over a conservative expense base to drive a return to sustained profitability."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2005 first quarter results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509. A replay of the conference call will be archived on the company's website for one week. Additionally, the archived call can be accessed by dialing 877-519-4471, pin number 5983442, through May 13, 2005.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, and operational consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries
- TMNG Strategy, TMNG Marketing, TMNG Operations and TMNG Europe - have served more than 1,000 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New York, San Francisco, and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                QUARTER ENDED

                                                         April 2, 2005     April 3, 2004

Revenues                                               $        7,067   $         5,779

Cost of services:
  Direct cost of services                                       3,394             2,913
  Equity related charges                                           35                54
                                                       ---------------  ----------------
     Total                                                      3,429             2,967


Gross profit                                                    3,638             2,812

Operating expenses:
  Selling, general and administrative                           4,025             4,097
  Real estate restructuring                                        75               -
  Equity related charges                                          188               283
  Depreciation and amortization                                   282               520
                                                       ---------------  -----------------

     Total                                                      4,570             4,900
                                                       ---------------  -----------------


Loss from continuing operations                                  (932)           (2,088)

Other income, net                                                 339               127
                                                       ---------------  -----------------


Loss from continuing operations before
income tax provision                                             (593)           (1,961)


Income tax provision                                              (15)              (14)
                                                       ---------------  -----------------


Loss from continuing operations                                  (608)           (1,975)
                                                       ---------------  -----------------


Net loss from discontinued operations                             -              (2,276)

                                                       ---------------  -----------------
Net loss                                               $         (608)           (4,251)
                                                       ===============  =================

Loss from continuing operations per common share
  Basic and diluted                                    $        (0.02)  $         (0.06)
                                                       ===============  =================
Loss from discontinued operations per common share
  Basic and diluted                                               -               (0.06)
                                                       ===============  =================
Net loss per common share
  Basic and diluted                                    $        (0.02)  $         (0.12)
                                                       ===============  =================
Shares used in calculation of net loss per common
share
  Basic and diluted                                            34,977            34,503
                                                       ===============  =================


                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                   January 1,
                                             April 2, 2005            2005

CURRENT ASSETS:
  Cash and cash equivalents                    $    12,741        $    10,882
  Short-term investments                            38,550             41,300
  Receivables, net                                   7,130              6,178
  Refundable income taxes                              179                769
  Other assets                                       1,109              1,176
                                           ----------------   ----------------
     Total current assets                           59,709             60,305

GOODWILL                                            13,365             13,365

INTANGIBLES, net                                       327                487

PROPERTY & EQUIPMENT, net                            1,027                896

OTHER ASSETS                                           300                300
                                           ----------------   ----------------

TOTAL ASSETS                                   $    74,728        $    75,353
                                           ================   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                        $      555         $      845
  Accrued liabilities and other                      4,457              4,339
                                           ----------------   ----------------
     Total current liabilities                       5,012              5,184

NONCURRENT LIABILITIES                               3,266              3,422

STOCKHOLDERS' EQUITY                                66,450             66,747
                                           ----------------   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $    74,728        $    75,353
                                           ================   ================



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